Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Hydrogenics Corporation (this Registration Statement) of our report dated March 24, 2009 related to the financial statements and the effectiveness of internal control over financial reporting which appears in the Annual Report on Form 20-F/A for the year ended December 31, 2008 referred to in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

November 5, 2009